Exhibit 10.2

UROPLASTY, INC.

PERFORMANCE AWARD GRANT NOTICE

2006 EQUITY AND INCENTIVE PLAN

Uroplasty, Inc. (the “Company”) hereby awards to Participant the Performance Award set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this Performance Award Grant Notice (the “Grant Notice”), the 2006 Equity and Incentive Plan, as may be amended from time to time (the “Plan”) and the Performance Award Agreement (the “Award Agreement” or the “Agreement”), all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement.  In the event of any conflict between the terms of the Award and the Plan, the terms of the Award Agreement will control.

Participant Name:	_________________________________________________

Date of Grant:	________________

Bonus Pool Percentage	_________%

Performance Period
The period commencing on the Date of Grant and ending on the earlier of (i) the fourth (4th) anniversary of the Date of Grant and (ii) the closing date of a Change of Control (as defined in Section 12(i) of the Plan).

Stock Price Target	A Stock Price Target refers to each of the three performance goals below (each, a “Stock Price Target” and collectively, the “Stock Price Targets”):

Base Stock Price Target	$5.50 per Share

Second Stock Price Target	$7.50 per Share

Third Stock Price Target	$10.00 per Share

Determination Date
The date (i) the average closing price of the Company’s common stock equals or exceeds a Stock Price Target not previously achieved during the Performance Period for a period of at least forty-five (45) consecutive trading days, or (ii) of the consummation of a Change of Control of the Company, provided the closing price of the Company’s common stock on the last trading day immediately preceding the closing of the Change of Control equals or exceeds a Stock Price Target not previously achieved under (i) above during the Performance Period.

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Bonus Pool	The total amount to be allocated upon each Determination Date to all Participants in receipt of a Performance Award for this Performance Period, based on the Bonus Pool Allocation Schedule (below).

Performance Bonus
A Performance Bonus paid to Participant is determined by multiplying the Bonus Pool Percentage by the amount of the Bonus Pool corresponding to the applicable Stock Price Target (or a Change of Control) in the Bonus Pool Allocation Schedule.

Once earned for a Stock Price Target, only a Performance Bonus corresponding to a previously unearned Stock Price Target (or a Change of Control) can be earned during the Performance Period.

Bonus Pool Allocation Schedule
Upon the achievement of a Stock Price Target, the Bonus Pool will be allocated the following amounts for distribution to Participants in proportion to their Bonus Pool Percentage:

Base Stock Price Target = $3,500,000 Bonus Pool

Second Stock Price Target = $10,00,000 Bonus Pool, less any amount of any Bonus Pool previously allocated and paid to Participants

Third Stock Price Target = $20,000,000 Bonus Pool, less any amount of any Bonus Pools previously allocated and paid to Participants

Change of Control = Provided the Company achieves a per Share price at the time of the Change of Control that equals or exceeds a Stock Price Target not previously achieved during the Performance Period, the Bonus Pool will be equal to an amount determined using straight line interpolation between each Stock Price Target, less any Performance Bonuses previously earned and paid during the Performance Period, up to a maximum amount of $20,000,000.

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Vesting and Payment Schedule:  Performance Bonuses will vest on the achievement of a Determination Date not previously achieved during the Performance Period as provided in Section 2 of the Agreement.  The Company will pay Participant in settlement of a vested Performance Bonus as provided in Section 3 of the Agreement.

Acknowledgment of Risk of Forfeiture.  Participant acknowledges and agrees that under the Award Agreement, there is a risk that all or a portion of the payments due to Participant in connection with an earned Performance Bonus may be forfeited by Participant as set forth in Section 3 of the Award Agreement by reason of the Company’s Cash Limit (as defined in Section 3) restrictions and/or the inability of the Company to obtain shareholder approval during the Special Term (as defined in Section 3).  If all or a portion of the payments due to Participant in connection with the applicable earned Performance Bonus are forfeited, Participant agrees that he or she shall have no further rights to such Performance Bonus amounts, the Company will owe no further consideration to Participant and none of the Company, its Affiliates or any of their respective directors, officers or agents shall be liable to Participant for such forfeited amounts at any time on or after the effective date of forfeiture.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan.  As of the date of grant specified above (the “Date of Grant”), this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) any terms intended to govern the Award that may be set forth in a written employment agreement or offer letter agreement entered into between the Company or an Affiliate, as applicable, and Participant, and (ii) any compensation recovery policy that is included in the Award Agreement, adopted by the Company or is otherwise required by applicable law.  By accepting this Award, Participant consents to receive the Plan and related documents by electronic delivery, as applicable.

[Signature Page to Follow]

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UROPLASTY, INC.

By:
Signature

Title:

Date:

PARTICIPANT:

Signature

Date:

ATTACHMENTS:  Agreement (including any Exhibits), Plan

UROPLASTY, INC.

2006 STOCK AND INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT

Pursuant to the Performance Award Grant Notice (“Grant Notice”) and this Performance Award Agreement (“Agreement”), Uroplasty, Inc. (the “Company”) has granted you a Performance Award (the “Award”) under its 2006 Equity and Incentive Plan, as may be amended from time to time (the “Plan”) for an amount of the Bonus Pool corresponding to your Bonus Pool Percentage (each, a “Performance Bonus”) as indicated in the Grant Notice.  Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.  In the event of a conflict between the terms in this Agreement and the Plan, the terms of the Agreement will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.                   Grant of the Award.  Subject to adjustment, the terms and conditions as provided herein and in the Plan, this Performance Award represents your right to receive on a future date a Performance Bonus or Performance Bonuses.  This Award was granted in consideration of your services to the Company.

2.                   Vesting and Amount.  The Performance Bonus subject to the Award granted to you will vest on the applicable Determination Date as provided in the Grant Notice.  The amount of your Performance Bonus will be based on the Stock Price Target achieved as provided in the Grant Notice.

3.                   Settlement of Performance Bonuses.

(a)            Following the applicable Determination Date and subject to your continued employment with the Company through such date, the Company will pay you a Performance Bonus as provided in the Grant Notice.  The applicable Performance Bonus will be paid to you (i) in cash, or (ii) in the event that a full cash payment to all eligible Participants would result in the Company’s cash balance falling below the forecasted usage over the succeeding twelve (12) months (the “Cash Limit”), as determined by the Committee, then in a combination of cash (where the aggregate amount of cash to be distributed to all eligible Participants is equal to an amount that will not cause the Company’s cash balance to fall below the Cash Limit) and fully vested Shares, in each case, payable (or granted, as applicable) within thirty (30) days following the Determination Date.  The payment of cash and fully vested Shares in respect of this Performance Bonus is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.  The number of Shares payable under such Performance Bonus shall be calculated based on the Stock Price Target applicable to the Performance Bonus (rounded down to the nearest whole share).

(b)            Alternative Payment: Restricted Stock Units.  In the event that full payment of the applicable Performance Bonus to all eligible Participants cannot be satisfied within thirty (30) days following the Determination Date under Section 3(a)(ii) as a result of an insufficient number of Shares available under the Plan, then the remainder of the applicable Performance Bonus shall be paid in the form of a grant of unvested Restricted Stock Units (“RSUs”), to be granted within forty-five (45) days of the Determination Date, which (i) shall become fully vested upon the date the Company’s shareholders approve at least the amount of Shares under the Plan that correspond to the RSUs granted to all Participants under this Section 3(b) and (ii) Shares shall be issued to you on the first business day immediately following the 12-month anniversary of the Determination Date; provided, however, that in the event the Company has attempted to obtain, but has not successfully obtained, shareholder approval by the last day of the 12-month period following the applicable Determination Date (the “Special Term”), the RSUs granted hereunder shall forfeit in their entirety and no further consideration shall be due to you.  In the event of your termination of employment prior to the vesting of any RSUs granted under this Section 3(b), such unvested RSUs shall remain eligible for vesting until the expiration of the Special Term.

4.                   Termination of Employment.

(a)            Except as set forth in this Section 4, your Performance Award will automatically terminate and cease to remain outstanding immediately upon the effective date of your termination of employment (your “Termination Date”) before the Determination Date in your Grant Notice, and you will have no further right to receive consideration pursuant to such cancelled Performance Award; provided, however, that any previously earned but unpaid Performance Bonus owed to you as of your Termination Date shall be paid to you at the same time and in the same manner as such amounts are payable to other Participants in receipt of a Performance Award during the same Performance Period, and the Performance Award shall terminate.

(b)            In the event of your termination of employment by the Company either without “cause” (as defined in Section 12(k) of the Plan) or for Good Reason (as defined in Section 4(c) below), you shall continue to be eligible to receive a Performance Bonus for the six (6) month period beginning on your Termination Date (the “Tail Period”).  In the event any Performance Bonuses are earned during the Tail Period, you shall receive the applicable Performance Bonuses paid to you at the same time and in the same manner as such amounts are payable to other eligible Participants in receipt of a Performance Award during the same Performance Period.  After the expiration of the Tail Period, you will have no further right to earn a Performance Bonus or receive any further consideration pursuant to the Performance Award, and the Performance Award shall terminate.

(c)            “Good Reason” shall have the same meaning as ascribed to such term in any employment agreement then in effect between you and the Company, or if no such term or similar term is set forth in your employment agreement, then, for purposes of this Agreement only, “Good Reason” means the occurrence of any of the following, in each case during the Performance Period and without your written consent:  (i) a material reduction in your annual base salary, other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions; (ii) a relocation of your principal place of employment by more than 50 miles, except for required travel on Company business to an extent substantially consistent with your business travel obligations as of the date of relocation; or (iii) a material, adverse change in your duties or responsibilities (other than temporarily while the you are physically or mentally incapacitated or as required by applicable law) and taking into account the Company’s size, status as a public company and capitalization as of the date of this Agreement.  You cannot terminate your employment for Good Reason unless you have provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds, and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances.  If you do not terminate your employment for Good Reason within thirty-five (35) days after the first occurrence of the applicable grounds, then you will be deemed to have waived your right to terminate for Good Reason with respect to such grounds.

(d)            Compensation Recovery Provision.  If you knowingly engage in an act or acts of dishonesty, fraud, embezzlement or other deliberate act that is materially injurious to the Company, its Subsidiaries or Affiliates during your period of employment with the Company, the Company will have the right to recover all or a portion of the amounts paid or granted to you during the Performance Period, as determined by the Committee, and the Award, to the extent still in effect, shall be immediately forfeited and of no further effect as of the date of your termination of employment, and any earned but unpaid amounts under the Award shall also be forfeited for no additional consideration.  There shall be no duplication of recovery under any compensation recovery policy previously adopted by the Company or as otherwise required by applicable law.

5.                   Restrictive Covenant Agreement.  In consideration for the grant of the Award, you agree to execute the Employee Confidentiality, Non-Compete and Non-Solicitation Agreement attached hereto as Exhibit A.

6.                   Transferability.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any payment pursuant to this Agreement.

7.                   No Employment Contract.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service.  In addition, nothing in your Award will obligate the Company or any Affiliate to continue any relationship that you might have as an Employee of the Company or any Affiliate.

8.                   No Equity or Ownership Interest.  The grant of the Award to you does not create or convey any equity or ownership interest in the Company nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company’s stockholders.

9.                   Withholding Obligations.

(a)            On or before the time you receive a distribution pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the consideration issuable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award by any of the methods set forth in Section 16 of the Plan.  Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any consideration pursuant to your Performance Award.

(b)            In the event the Company’s obligation to withhold arises prior to the delivery to you of consideration pursuant to your Performance Award or it is determined after the delivery of consideration to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

10.                Unsecured Obligation.  As of the Date of Grant specified in your Grant Notice, the Company will credit to a bookkeeping account maintained by the Company for your benefit any Performance Bonuses subject to your Award.  Your Award is unfunded, and even as to any portion of the Performance Award which becomes vested, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue any consideration pursuant to this Agreement.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. You acknowledge and agree that in the event any payments due to you in connection with an earned Performance Bonus cannot be paid to you under Section 3 by reason of the Cash Limit restrictions and/or the inability of the Company to attain shareholder approval during the Special Term, that none of the Company, its Affiliates or any of their respective directors, officers or agents shall be liable to you for any amounts still owed to you as of the date of expiration of the Special Term.

11.                Tax Consequences.

(a)            The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice you have agreed that you have done so or knowingly and voluntarily declined to do so.

(b)            Code Section 280G.  Notwithstanding anything contained in this Agreement to the contrary, and except as otherwise provided in a current employment agreement between the Participant and the Company, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, you under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to you shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the “Limited Payment Amount”); provided, however, that no such reduction shall occur if (i) the Limited Payment Amount (after subtracting the net amount of federal, state and local taxes on such reduced Payments) is less than (ii) the net amount of such Payments without such reduction (but after subtracting the net amount of federal, state and local taxes on such unreduced Payments and the amount of Excise Tax to which you would be subject in respect of such unreduced Payments).

12.                Notices.  Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

13.                Miscellaneous.

(a)            The rights and obligations of the Company under your Award will be transferable by the Company to any one (1) or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)            You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)            You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.  You further acknowledge that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan.

(d)            This Agreement will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)            All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

14.                Nature of Grant.  In accepting the grant, you acknowledge, understand and agree that:

(a)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)            the granting of the Performance Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Awards, or benefits in lieu of Performance Awards, even if Performance Awards have been granted in the past;

(c)            all decisions with respect to future Performance Award, or other grants, if any, will be at the sole discretion of the Company;

(d)            the Performance Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your employment or service relationship (if any);

(e)            you are voluntarily participating in the Plan;

(f)            the Performance Award and the cash payable under the Award are not intended to replace any pension rights or compensation;

(g)            the Performance Award and the cash payable under the Award are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, or pension, retirement or welfare benefits or similar payments;

(h)            no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Award resulting from termination of your employment (for any reason whatsoever), and in consideration of the grant of the Performance Award to which you are otherwise not entitled, you irrevocably agree (i) never to institute any claim against the Company or any of its Affiliates, (ii) waive your ability, if any, to bring any such claim and (iii) to release the Company and its Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this Award, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i)            in the event of termination of your employment (for any reason whatsoever), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the Performance Award under the Plan, if any, will terminate on your Termination Date;

(j)            unless otherwise provided in the Plan or by the Company in its discretion, the Performance Award and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Award or any such benefits transferred to or assumed by another company or to be exchanged, cashed out or substituted, in connection with any corporate transaction affecting the Company; and

(k)            upon the occurrence of any stock split or reverse stock split of the Shares of the Company, the Committee shall equitably adjust the Stock Price Targets in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and this Agreement.

15.                Governing Plan Document.  Your Award is subject to all the provisions of the Plan, which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Agreement will control.

16.                Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.                Waiver.  You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

18.                Governing Law and Venue.  The Performance Award and the provisions of this Agreement are governed by, and subject to, the laws of the State of Minnesota, without regard to the conflict of law provisions.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Minnesota and agree that such litigation shall be conducted only in the courts located in Hennepin County, Minnesota, or the federal courts of Minnesota (as applicable) and no other courts, where this grant is made and/or to be performed.

19.                Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20.                Amendment.  Subject to Section 13.5 of the Plan, any amendment to this Agreement must be in writing signed by a duly authorized representative of the Company.  The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling or judicial decision.

21.                Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in U.S. Treasury Regulation Section 1.409A-1(b)(4).  However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, the Award is intended to comply with Section 409A of the Code and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), then the payment of any cash or vested Shares that would otherwise be made on account of your separation from service and within the first six months following your separation from service will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service (or if earlier, your date of death), with the balance paid thereafter in accordance with the original vesting and payment schedule set forth above, but if and only if such delay in the payment of the cash and vested Shares is necessary to avoid the imposition of taxation on you in respect of the cash and vested Shares under Section 409A of the Code.  Each installment of cash that vests is a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

22.                Imposition of Other Requirements.  The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Award and on any cash paid under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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This Agreement will be deemed to be signed by you upon the signing by you of the Grant Notice to which it is attached.

EXHIBIT A

EMPLOYEE
CONFIDENTIALITY, NON-COMPETE AND
NON-SOLICITATION AGREEMENT

In consideration of the receipt of the Performance Award under the Uroplasty, Inc. 2006 Equity and Incentive Plan (the “Performance Award”) from Uroplasty, Inc. and/or its subsidiaries and affiliates (“UPI or “the Company”) in the form of compensation for employment services or otherwise and/or the receipt of stock of the Company, and/or other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (the “Undersigned") hereby agrees as follows:

1.                   Compensation for Services Performed.  The Undersigned acknowledges and agrees that for the consideration above stated, the Undersigned has in the past and/or will from time to time in the future work, consult and/or perform services with, for, on behalf of or in conjunction with the Company.

2.                   Prior Agreements.  The Undersigned and the Company agree that this Employee Confidentiality, Non-Compete and Non-Solicitation Agreement shall be supplemental to, and shall not supersede, any prior agreements entered into between the Undersigned and the Company relating to the subject matter of this Agreement, specifically, but not limited to, the Employee Patent and Confidential Information Agreement, if applicable.  In the event of a conflict between the terms of this Employee Confidentiality, Non-Compete and Non-Solicitation Agreement and any other restrictive covenant agreement which the Undersigned and the Company (or any of its subsidiaries or affiliates) are party to, the terms of such other agreement will prevail.

3.                   Definitions.

a.                   CONFIDENTIAL INFORMATION means information developed by the Undersigned as a result of the Undersigned’s consultation, work or services with, for, on behalf of or in conjunction with the Company, and any information relating to the Company's processes and products, including, but not limited to, information relating to research, development, manufacturing, sales and marketing, customer lists, know-how, formulas, product ideas, inventions, trade secrets, patents, patent applications, systems, products, programs and techniques and any secret, proprietary or confidential information, knowledge or data of the Company.  All information disclosed to the Undersigned, or to which the Undersigned obtains access, whether originated by the Undersigned or by others, which is treated by the Company as CONFIDENTIAL INFORMATION, or which the Undersigned has reasonable basis to believe is CONFIDENTIAL INFORMATION, will be presumed to be CONFIDENTIAL  INFORMATION.

The term CONFIDENTIAL INFORMATION will not apply to information which (i) the Undersigned can establish by documentation known to the Undersigned prior to receipt by the Undersigned from the Company; (ii) is lawfully disclosed to the Undersigned by a third party not deriving the same from the Company; or (iii) is presently in the public domain or becomes a part of the public domain through no fault of the Undersigned.

4.                   Confidential Information.

a.                   Except as required by the Undersigned's consultation, work or services with, for, on behalf of or in conjunction with the Company, the Undersigned will hold any CONFIDENTIAL INFORMATION in the strictest of confidence and never use, disclose or publish any CONFIDENTIAL INFORMATION without the prior written express permission of the Company.   The Undersigned agrees to maintain control over any CONFIDENTIAL INFORMATION obtained and restrict access thereto to those of your fellow employees, agents or other associated parties who have a need to use such CONFIDENTIAL INFORMATION for the intended purpose. The Undersigned agrees to advise and inform any party to whom Undersigned has provided access to the CONFIDENTIAL INFORMATION of its confidential nature and Undersigned agrees to ensure that such associated parties be bound by the terms and obligations of this Agreement.

Exhibit A - Page 1

b.                   The Undersigned further agrees that the Company will have the right to refuse publication of any papers prepared by the Undersigned as a result of the Undersigned's consultation, work or services with, for, on behalf of or in conjunction with the Company.  Proposed publications referring to the Undersigned's consultation, work, services and activities with, for, on behalf of or in conjunction with the Company, or referring to any information developed therefrom, will be submitted by the Undersigned to the Company prior to publication, for approval and review to insure that the Company's position with respect to patent applications, trade secrets, CONFIDENTIAL INFORMATION, marketing programs, etc., are not adversely affected by publication disclosures.  The Undersigned agrees to abide by the Company's decisions in these matters.

c.                   Upon the request of the Company, all records and any compositions, articles, devices, and other items which disclose or embody CONFIDENTIAL INFORMATION including all copies or specimens thereof in the Undersigned's possession, whether prepared or made by the Undersigned or others, will be delivered to the Company.

d.                   All documents and tangible items provided to Undersigned by the Company or created by Undersigned for use in connection with his/her employment by or association with the Company are the property of the Company and shall be promptly returned to the Company upon termination of employment or association with the Company, together with all copies, recordings, notes or reproductions of any kind made from or about the documents and tangible items or the information they contain.

5.                   Non-Compete/Non-Solicitation.  Undersigned agrees that during the period Undersigned is employed by or otherwise associated with the Company and for a period of twelve (12) months thereafter, if Undersigned, without the prior written consent of the Company, directly or indirectly, engages in any of the following actions, then the Company shall have the right, in addition to any other remedies available to it, to cause the repayment, cancellation or forfeiture of the Undersigned’s Performance Award, such that the Performance Award shall be void and of no further effect as of the date of such breach or threatened breach and no further payments or benefits (regardless if such payments or benefits are earned or vested) shall be made to the Undersigned:

a.                   Renders services, advice or assistance to any corporation, person, organization or other entity (or in the case of an otherwise larger entity, any division, department or subsidiary thereof) which engages in the marketing, selling, production, design or development of any product, good, service or procedure which is or may be used as an alternative, or which is or may be sold in competition with any product, good, service or procedure marketed, sold, produced, designed or developed by the Company (including products, goods, services or procedures currently being researched or under development by the Company), or engages in any such activities in any capacity whatsoever, including, without limitation, as an employee, independent contractor, officer, director, manager, beneficial owner, partner, member or greater than 3% shareholder,

b.                   Induces, solicits, endeavors to entice or attempts to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or other business relation and the Company.

c.                   Induces, solicits, endeavors to entice or attempts to induce any employee of the Company to leave the employ of the Company, or to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person or entity, or to in any way interfere adversely with the relationship between any such employee and the Company.

7.                   Construction, Invalidity and Severability..     If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

Exhibit A - Page 2

8.                   Authority.  The Undersigned warrants to the Company that (a) the Undersigned has the right to enter into this Agreement; (b) the Undersigned has no obligations to any other person or entity which are in conflict with the Undersigned’s obligations under this Agreement; (c) in the event the Undersigned has disclosed information to the Company, created any original materials or used any proprietary information in consulting, working or rendering services with, for or to the Company, the Undersigned has the right to disclose, create or use such information or materials, as applicable, and such disclosure, creation or use will not violate any privacy, proprietary or other rights of others.  The Undersigned agrees to indemnify and hold the Company harmless against any expenses, damages, costs, losses or fees (including legal fees) incurred by the Company in any suit claim or proceeding brought by a third party and which is based on facts which constitute a breach of the above warranties.

9.                   Miscellaneous.  This Agreement may only be amended or waived in writing.  No failure or delay in enforcing any right will be deemed a waiver.  The obligations of the Undersigned set forth in this Agreement shall survive any termination or expiration of this Agreement or any relationship between the undersigned and the Company.     This Agreement shall be binding upon the Undersigned whose personal representative, successors and assigns shall run to the benefit of UPI, its successors and assigns.  This Agreement shall be governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the Company and the Undersigned have executed this Agreement effective as of [DATE].

UROPLASTY, INC. AND SUBSIDIARIES	UNDERSIGNED

Signature:	Signature:

Print Name:	Print Name:

Title:	Address:

Date:

Date:

Exhibit A - Page 3